UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012

QUADRANT 4 CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(732) 798-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1:	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2012, Quadrant 4 Systems Corporation (the “Company”) entered into a management contract for the management of business assets controlled by a regional consulting and IT solutions company pursuant to the terms of a letter of intent which the Company hopes will ultimately result in the acquisition of certain of these business assets, subject to a successful completion of restructuring of business by that company’s current shareholders and stakeholders including the lender to that company.  The terms of the letter of intent allow for contingency and due diligence and therefore are subject to negotiation, but the management contract is binding and will result in recognition of income by the Company during the month of December 2012.  The extent of income has not yet been determined.

SECTION 8:	OTHER EVENTS

ITEM 8.01:	OTHER EVENTS

In connection with the transaction described in Item 1.01 above, the Company has acquired control of and responsibility for the management of business units and business assets controlled by a regional consulting and IT solutions company.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – Not required;

Pro forma financial information – Not required;

Shell Company Transactions – Not required;

Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	QUADRANT 4 SYSTEMS CORPORATION

January 2, 2013	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer